UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 31, 2017

Tech Data Corporation

(Exact name of registrant as specified in its charter)

Florida	0-14625	59-1578329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5350 Tech Data Drive

Clearwater, Florida 33760

(Address of principal executive offices, including zip code)

727-539-7429

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Notes

On January 31, 2017, Tech Data Corporation (the “Company”) completed an offering of its $500,000,000 aggregate principal amount of 3.700% Senior Notes due 2022 (the “2022 Notes”) and its $500,000,000 aggregate principal amount of 4.950% Senior Notes due 2027 (the “2027 Notes” and together with the 2022 Notes, the “Notes”). The Notes sold pursuant to the Underwriting Agreement (as defined herein) were registered under the Company’s registration statement on Form S-3 (File No. 333-215579).

The information set forth under Item 2.03 below regarding the Notes is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation.

As described under Item 1.01 above, pursuant to the Underwriting Agreement, the Company sold the Notes. The Notes were issued pursuant to an Indenture (the “Indenture”), dated as of January 17, 2017, between the Company and MUFG Union Bank, N.A. as trustee (the “Trustee”), as supplemented by an Officer’s Certificate, dated January 31, 2017 (the “Officer’s Certificate”).

The Notes are senior unsecured obligations of the Company and will rank equally with all other unsecured and unsubordinated indebtedness of the Company from time to time outstanding. The 2022 Notes will bear interest at a per annum rate of 3.700% and the 2027 Notes will bear interest at a per annum rate of 4.950%. The Company will pay interest on the Notes semi-annually in arrears on February 15 and August 15 of each year, beginning on August 15, 2017.

The 2022 Notes will mature on February 15, 2022 and the 2027 Notes will mature on February 15, 2027. However, the Company, at its option, may redeem the Notes at any time in whole or from time to time in part, at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed (exclusive of interest accrued to the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of the applicable Treasury Rate plus 30 basis points for the 2022 Notes and 40 basis points for the 2027 Notes, plus accrued and unpaid interest up to the date of redemption.

The Company intends to use the net proceeds from the Notes offering to fund part of the purchase price for the proposed acquisition (the “Acquisition”) by the Company of AVT Technology Solutions LLC and TS Divestco B.V., which will hold all assets and liabilities primarily relating to Avnet Inc.’s Technology Solutions business (the “Acquired Business”), pursuant to an Interest Purchase Agreement, dated September 19, 2016 (the “Interest Purchase Agreement”), described in the Company’s Current Report on Form 8-K filed on September 19, 2016.

Each series of the Notes will be subject to a special mandatory redemption in the event that the closing of the Acquisition has not occurred on or prior to the earlier of (i) June 19, 2017 (provided that, if the termination date of the Interest Purchase Agreement is extended, this date will also be extended to the same extended termination date, but in no case will this date be extended beyond September 15, 2017) and (ii) the date the Interest Purchase Agreement is terminated. The special mandatory redemption price will be equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the date of such special mandatory redemption.

The interest rate payable on each series of Notes will be subject to adjustment from time to time if the credit rating assigned to such series of Notes is downgraded (or downgraded and subsequently upgraded), as described in the Prospectus Supplement dated January 24, 2017.

The Indenture contains customary events of default. If an event of default under the Indenture occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes may declare the principal amount of all the Notes to be immediately due and payable.

If a change of control triggering event occurs, the Notes are subject to repurchase by the Company at a repurchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to, but not including, the date of repurchase.

The foregoing description of the Officer’s Certificate is qualified in its entirety by reference to the text of the Officer’s Certificate, which is attached hereto as Exhibit 4-A and incorporated herein by reference. The foregoing description of the Notes is qualified in its entirety by reference to the full text of the Forms of Notes, which are attached hereto as Exhibit 4-B and Exhibit 4-C and incorporated herein by reference. The foregoing description of the Indenture is qualified in its entirety by reference to the text of the Indenture, which is attached hereto as Exhibit 4-D and incorporated herein by reference.

Item 8.01.	Other Events.

Underwriting Agreement

On January 24, 2017, Tech Data Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”), with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as the representatives of the underwriters named in such agreement (the “Underwriters”), with respect to the offer and sale by the Company of the Notes.

The Underwriting Agreement sets forth the specific terms of the Notes offering, including the public offering price and coupon rate and provides, among other things, that the Underwriters will purchase the Notes from the Company at the public offering price, less a discount of 0.600% for the 2022 Notes and a discount of 0.650% for the 2027 Notes.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides for customary indemnification by each of the Company and the Underwriters party to the Underwriting Agreement against certain liabilities arising out of or in connection with sale of the Notes, and for customary contribution provisions in respect of those liabilities.

The Underwriters and their affiliates have provided, and in the future may continue to provide, various financial advisory, cash management, investment banking, commercial banking and other financial services, including the provision of credit facilities, to the Company in the ordinary course of business for which they have received and will continue to receive customary compensation.

The foregoing description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is attached hereto as Exhibit 1 and incorporated herein by reference.

Press Release

On January 31, 2017, the Company issued a press release announcing the closing of the offering described above, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

1	Underwriting Agreement, dated January 24, 2017, among Tech Data Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated Citigroup Global Markets Inc. and J. P. Morgan Securities LLC, as representatives of the Underwriters

4-A	Officers’ Certificate of Tech Data Corporation

4-B	Form of 3.700% Note due 2022

4-C	Form of 4.950% Note due 2027

4-D	Indenture, dated January 17, 2017, between Tech Data Corporation and MUFG Union Bank, N.A., as trustee.

5-A	Opinion of David R. Vetter, Executive Vice President, Chief Legal Officer and Secretary of Tech Data Corporation

5-B	Opinion of Cleary Gottlieb Steen & Hamilton LLP

23-A	Consent of David R. Vetter, Executive Vice President, Chief Legal Officer and Secretary of Tech Data Corporation (included in Exhibit 5-A)

23-B	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5-B)

99.1	Press release of Tech Data Corporation dated January 31, 2017

Cautionary Note Concerning Forward-Looking Statements

The foregoing descriptions may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, including statements regarding the Company’s plans, objectives, expectations and intentions relating to the closing of the proposed Acquisition, the financing and closing of the proposed Acquisition, the expected timing and benefits of the proposed Acquisition, involve a number of risks and uncertainties. These forward-looking statements are based on current expectations, estimates, forecasts, and projections about the proposed Acquisition and the operating environment, economies and markets in which the Company and the Acquired Business operate and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words, and similar expressions are intended to identify such forward-looking statements. In addition, any statements that include characterizations of future events or circumstances, are forward-looking statements. These forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements.

Actual results or events could differ materially from those contemplated in the forward-looking statements as a result of risks and uncertainties relating to our existing business (information regarding which is available as described in the following paragraph) and the proposed Acquisition and financing thereof, including the possibility that certain assumptions with respect to the Acquired Business or the proposed Acquisition could prove to be inaccurate, and the potential failure to receive, delays in the receipt of, or unacceptable or burdensome conditions imposed in connection with, all required regulatory approvals and the satisfaction of the closing conditions to the proposed Acquisition.

For additional information with respect to risks and other factors which could occur, see the Company’s Annual Report on Form 10-K for the year ended January 31, 2016, including Part I, Item 1A, “Risk Factors” therein, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other securities filings with the Securities and Exchange Commission (the “SEC”) that are available at the SEC’s website at www.sec.gov and other securities regulators. Readers are cautioned not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Many of these factors are beyond the Company’s control. Unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Company undertakes no duty to update any forward-looking statements contained herein to reflect actual results or changes in the Company’s expectations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tech Data Corporation
(Registrant)

Date: January 31, 2017	/s/ Charles V. Dannewitz
Charles V. Dannewitz
Executive Vice President,
Chief Financial Officer